UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2012

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code): 212-578-2211

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2012, MetLife, Inc., a Delaware corporation (the “Company”), and MetLife Funding, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Funding” and, together with the Company, the “Borrowers”), entered into a $1,000,000,000 Five-Year Credit Agreement (the “2012 Five-Year Credit Agreement”) among the Borrowers, Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Credit Suisse AG, New York Branch, Deutsche Bank Securities Inc., HSBC Bank USA, National Association and UBS AG, Stamford Branch, as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Book Managers, which amended and restated the Borrowers’ Three Year Credit Agreement dated October 15, 2010, among the Borrowers and the other parties thereto.

Concurrently, the Borrowers and other parties thereto amended the $3,000,000,000 Five-Year Credit Agreement dated as of August 12, 2011 (the “2011 Five-Year Credit Agreement”) by entering into the First Amendment thereto dated as of September 13, 2012 (“First Amendment to the 2011 Five-Year Credit Agreement”), to conform certain provisions under the 2011 Five-Year Credit Agreement (as amended by the First Amendment to the 2011 Five-Year Credit Agreement, the “Amended 2011 Five-Year Credit Agreement”, and, as so amended, together with the 2012 Five-Year Credit Agreement, the “Current Credit Agreements”) to provisions under the 2012 Five-Year Credit Agreement.

The facilities made available by the Current Credit Agreements may be used for general corporate purposes (including, in the case of loans made under the facilities, to back up commercial paper and, in the case of letters of credit issued under the facilities, to support variable annuity policy and reinsurance reserve requirements). All borrowings under the 2012 Five-Year Credit Agreement must be repaid by September 13, 2017, except that letters of credit outstanding on that date may remain outstanding until no later than September 13, 2018. All borrowings under the Amended 2011 Five-Year Credit Agreement must be repaid by August 12, 2016, except that letters of credit outstanding on that date may remain outstanding until no later than August 12, 2017.

The amount available under the Current Credit Agreements may be increased to a maximum amount of $5,000,000,000, provided that no “event of default,” as defined in the Current Credit Agreements, has occurred and is continuing. The Current Credit Agreements contain representations and warranties and covenants that are customary for facilities of this type. The Company is subject under each of the Current Credit Agreements to a consolidated net worth requirement of $29.0 billion, excluding accumulated other comprehensive income. Amounts due under the Current Credit Agreements may be accelerated upon an “event of default,” as defined in the Current Credit Agreements, such as a breach of a covenant, material inaccuracy of a representation or the occurrence of bankruptcy, if not otherwise waived or cured, among others.

The lenders and the agents (and their respective subsidiaries or affiliates) under the Current Credit Agreements have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing description of the Current Credit Agreements is not complete and is qualified in its entirety by reference to the 2012 Five-Year Credit Agreement, which is filed as Exhibit 10.1 hereto, and the 2011 Five-Year Credit Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 15, 2011, as amended by the First Amendment to the 2011 Five-Year Credit Agreement, which is filed as Exhibit 10.2 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

10.1	Five-Year Credit Agreement, dated as of September 13, 2012, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, amending and restating the Three-Year Credit Agreement, dated as of October 15, 2010, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

10.2	First Amendment, dated as of September 13, 2012, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, to Five-Year Credit Agreement, dated as of August 12, 2011, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	\s\ Christine M. DeBiase
Name: Christine M. DeBiase
Title: Vice President and Secretary

Date: September 19, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
10.1	Five-Year Credit Agreement, dated as of September 13, 2012, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, amending and restating the Three-Year Credit Agreement, dated as of October 15, 2010, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

10.2	First Amendment, dated as of September 13, 2012, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, to Five-Year Credit Agreement, dated as of August 12, 2011, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.